Exhibit 99.2

WRITTEN CONSENT
OF A MAJORITY OF THE STOCKHOLDERS
OF
ELEMENT 21 GOLF COMPANY
(A Delaware Corporation)

March 23, 2010

The undersigned, as listed on Schedule A, constituting the holders of at least a majority of the votes entitled to be cast on the matters referred to herein by the holders (“Holders”) as set forth on Schedule A,attached hereto, of outstanding common stock, par value $0.01 per share (“Common Stock”), Series A Convertible Preferred Stock, par value $0.10 per share (“Series A Stock”) and Series B Convertible Preferred Stock, par value $0.10 per share (“Series B Stock”) of Element 21 Golf Company, a corporation organized under the laws of the State of Delaware (the “Company”), adopts the following resolutions (“Resolutions”) pursuant to Section 228 of the Delaware General Corporation Law:

WHEREAS, the Holders and the members (“Directors”) of the Board of Directors (“Board”) deem it to be advisable and in the best interests of the Company to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with American Rare Earths and Materials, a Nevada corporation in substantially the form of Exhibit A, attached hereto and all documents contemplated thereby (collectively the “Merger Documents”) and to consummate the transactions contemplated by the Merger Documents;

NOW, THEREFORE, be it

RESOLVED, that the Company be, and hereby is, authorized to take any and all actions in connection with the execution delivery and consummation of the transactions contemplated by the Merger Documents; and it is further

RESOLVED, that the Merger Documents to which the Company is or may be a party be, and hereby are, approved, authorized, adopted and that each of the Directors and Officers of the Company be, and hereby is, authorized to execute and deliver the Merger Documents to which the Company is a party, and that are otherwise necessary or desirable to effectuate the transactions contemplated by the Merger Documents, in such forms as shall be approved by the Board or Officer(s) executing the same, such approval to be conclusively evidenced by the execution thereof by such Directors or Officers; and it is further

RESOLVED, that all of the actions heretofore taken or hereafter to be taken pursuant to the Merger Documents on behalf of the Company by its officers, directors, employees and agents be, and the same hereby are, in all respects, ratified, confirmed and approved.

IN WITNESS HEREOF, the undersigned have executed this Written Consent as of the date first above written.
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IN WITNESS WHEREOF, the undersigned Holders have each executed these Resolutions as of the date first written above, which Resolutions may be executed in two or more counterparts and may be transmitted by facsimile and when delivered each being an original and all of which, when taken together, shall be deemed to be one instrument.

By:	/s/ Nataliya Hearn
Nataliya Hearn, Ph.D.

By:	/s/ Vladimir Goryunov
Vladimir Goryunov

By:	/s/ Vladislav Moskalev
Vladislav Moskalev

ASA COMMERCE

By:	/s/ Sergey Chuck
Name: Sergey Chuck
Title: President

SCHEDULE A

	Number of Shares of Common Stock held	Number of shares of Series A and Series B held, respectively	Number of votes per share	Number of votes for which consent was given	Percentage of all votes which could be cast
ASA Commerce		891,646	50.00	44,582,300	34.72%
Nataliya Hearn - Series A and Common Stock	200,030	1,221,910	50.00	61,295,530	47.74%
Vladmir Goryunov - Series B and Common Stock	976,545	176,471	5.57	1,959,488	1.53%
Vladislav Moskalev - Series B and Common Stock	719,020	3	5.57	719,037	0.56%
Total Shareholder Votes with respect to this consent				65,921,044	84.54%

Note:
The total number of votes underlying shares of the Common Stock, Series A Stock and Series B Stock as of March 23, 2010 being 128,400,638 of which 20,756,934 are shares of Common Stock.

The total number of outstanding shares of Series A Stock of the Company as of March 23, 2010 is 2,113,556 shares, which represent 105,677,800 voting shares.

The total number of outstanding shares of Series B Stock of the Company as of March 23, 2010 is 352,945 shares, which represent 1,965,904 voting shares.

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